Exhibit 23.1 Consent of Crowe Horwath LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-126861 on Form S-8 of Atlantic Coast Federal Corporation of our report dated March <>, 2009 appearing in this Annual Report on Form 10-K of Atlantic Coast Federal Corporation for the year ended December 31, 2008.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Brentwood, Tennessee
March 30, 2009

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